Exhibit (c)(7)

Preliminary Draft – Privileged and Confidential

Discussion Materials for Ad Hoc Committee

July 28, 2015

Morgan Stanley Wachtell, Lipton, Rosen & Katz

HUBBELL®

Proposal Presented to Bessemer Advisors on June 11, 2015

Proposed Economic Terms

- All Class A shareholders to elect per share consideration of one of the following:
  1. $53.64 in cash and 0.643 Class B shares
  2. Equivalent in all-cash
  3. Equivalent in all-stock
- Subject to proration, with maximum cash of $384MM and maximum new Class B shares of 4.61MM
- Trust to commit to elect mixed consideration (#1)
- All-cash / all-stock alternative to be fixed at announcement
- Implies cash and / or stock consideration totaling $125.00 per Class A share at current Class B market price

Other Proposal Terms

- Proposal is subject to:
  - Non-disclosure of proposal, its terms or fact that discussions are taking place
  - Negotiation and execution of definitive agreement including commitment of Trustees to vote in favor of reclassification
  - Board approval
- Company intends to evaluate its capital allocation strategy in conjunction with transaction
- Certain governance matters to be discussed

		Proposal As-Presented on 6/11/2015	Current Value of 6/11/2015 Hubbell Proposal
Cash Consideration per Share [1]		$53.64	$53.64
Conversion Ratio (Class B per Class A)		0.643x	0.643x
Class B Current Market Price [2]		$111.00	$104.33
Implied Value of Stock Consideration		$71.36	$67.07
Total "Package Value" per Share		**$125.00**	**$120.71**
Implied Premium to Class A Market Price		*6.3%*	*22.0%*
Implied Premium to Class B Market Price		*12.6%*	*15.7%*
Pro Forma Equity Ownership	Pre-Reclassification Economics / Voting		
Non-Trust Class A Shareholders	6.4% / 37.9%	4.3%	4.3%
Trust Class A Shareholders	6.0% / 36.0%	4.1%	4.1%
Total Class A Shareholders	12.4% / 73.9%	**8.3%**	**8.3%**
Class B Shareholders	87.6% / 26.1%	91.7%	91.7%
Memo: Decline in Bessemer # of Shares Pre vs. Post Reclassification		(35.7%)	(35.7%)
Reference Data	Pre-Reclassification		
Aggregate Premium as % of Total Equity Value		1.6%	2.5%
Current Market Value Accretion / (Dilution) [3]		(1.0%)	(3.4%)
Total Cash Spent ($MM)		384	384
Pro Forma Net Debt / EBITDA [4]	0.3x	0.9x	0.9x
EPS Accretion / (Dilution) [5]		4.2%	3.7%

Notes
1. Cash Consideration based on use of maximum cash of $384MM
2. "Current" as of 7/24/2015
3. Current Market Value Accretion / Dilution = (((Current Equity Value – (Cash Spent + Fees)) / (Total Shares Outstanding – Shares Redeemed)) / Current Class B Price) - 1
4. "6/11/2015 Proposal" based on LTM EBITDA of $600MM; "Current" based on LTM EBITDA of $600MM
5. Accretion / (dilution) based on IBES consensus EPS estimates for 2015E; Assumes transaction at beginning of year for illustrative purposes

Morgan Stanley | Wachtell, Lipton, Rosen & Katz

Summary of Counterproposal Key Terms

Verbally Relayed by Credit Suisse on July 15, 2015

Pricing	• All Class A shareholders receive: – 1:1 stock exchange – Plus cash premium equivalent to 35% of Class B price at announcement
Mechanics	• Highly focused on retaining ownership of the same number of Hubbell shares as they control today, with a premium being delivered in cash • Willing to consider alternative transaction mechanics to achieve this objective • Understand that there will be a B shareholder vote
Selected Non-Economics Terms	• Would require ability to terminate if they received a superior proposal for their stake or the Company • No new takeover defenses – need more clarity • Reimbursement of expenses for financial and legal advisors
Other	• Supportive of concurrent return of capital to achieve accretion – E.g. mentioned $400MM buyback

HUBBELL®

Economic Summary of Counterproposal

Key Proposal Terms

- All Class A shareholders receive:
  - 1:1 stock exchange
  - Plus cash premium equivalent to 35% of Class B price at announcement
- Currently implies a total "package value" per share of $140.85

			Counterproposal
Conversion Ratio (Class B per Class A)			1.00x
Class B Current Market Price [1]		a	$104.33
Cash Premium as a % of Class B Market Price			*35.0%*
Implied Cash Premium		b	$36.52
Total "Package Value" per Share		a + b =	**$140.85**
Implied Premium to Class A Market Price ($98.95 as of 07/24/15)			*42.3%*
Implied Premium to Class B Market Price ($104.33 as of 07/24/15)			*35.0%*
Pro Forma Equity Ownership	Pre-Reclassification Economics / Voting		
Non-Trust Class A Shareholders	6.4% / 37.9%		6.4%
Trust Class A Shareholders	6.0% / 36.0%		6.0%
Total Class A Shareholders	12.4% / 73.9%		**12.4%**
Class B Shareholders	87.6% / 26.1%		87.6%
Memo: Decline in Bessemer # of Shares Pre vs. Post Reclassification			0.0%
Reference Data	Pre-Reclassification		
Aggregate Premium as % of Total Equity Value			4.4%
Current Market Value Accretion / (Dilution) [2]			(5.1%)
Total Cash Spent ($MM)			262
Pro Forma Net Debt / EBITDA [3]	0.2x		0.7x
EPS Accretion / (Dilution) [4]			(0.3%)

Notes
1. As of 7/24/2015
2. Current Market Value Accretion / Dilution = (((Current Equity Value – (Cash Spent + Fees)) / (Total Shares Outstanding – Shares Redeemed)) / Current Class B Price) - 1
3. Based on LTM EBITDA of $600MM
4. Accretion / (dilution) based on IBES consensus EPS estimates for 2015E; Assumes transaction at beginning of year for illustrative purposes; Assumes no incremental buyback

Morgan Stanley | Wachtell, Lipton, Rosen & Katz

HUBBELL®

Bessemer Structure: Price Sensitivity

1:1 Exchange + Cash Premium

- Analysis evaluates economics at range of package values by sensitizing cash premium to Class B shares

							Current Value of 6/11/2015 Hubbell Proposal
Total "Package Value" per Share		**$125**	**$130**	**$135**	**$140**	**$140.85**	**$120.71**
Conversion Ratio (Class B per Class A)		1.00x	1.00x	1.00x	1.00x	1.00x	
Class B Current Market Price [(1)]		$104.33	$104.33	$104.33	$104.33	$104.33	
Implied Cash Premium		$20.67	$25.67	$30.67	$35.67	$36.52	
Implied Cash Premium as a % of Class B Market Price		*19.8%*	*24.6%*	*29.4%*	*34.2%*	*35.0%*	
Implied Total "Package Value" per Share		$125	$130	$135	$140	$140.85	$120.71
Implied "Package Value" Premium to Class A Market Price		*26.3%*	*31.4%*	*36.4%*	*41.5%*	*42.3%*	*22.0%*
Implied "Package Value" Premium to Class B Market Price		*19.8%*	*24.6%*	*29.4%*	*34.2%*	*35.0%*	*15.7%*
Pro Forma Equity Ownership	Pre-Reclassification Economics						
Non-Trust Class A Shareholders	6.4%	6.4%	6.4%	6.4%	6.4%	6.4%	4.3%
Trust Class A Shareholders	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	4.1%
Total Class A Shareholders	**12.4%**	**12.4%**	**12.4%**	**12.4%**	**12.4%**	**12.4%**	**8.3%**
Class B Shareholders	87.6%	87.6%	87.6%	87.6%	87.6%	87.6%	91.7%
Memo: Decline in Bessemer # of Shares Pre vs. Post Reclass.		0.0%	0.0%	0.0%	0.0%	0.0%	(35.7%)
Reference Data	Pre-Reclassification						
Aggregate Premium as % of Total Equity Value		2.5%	3.1%	3.7%	4.3%	4.4%	2.5%
Current Market Value Accretion / (Dilution) [(2)]		(3.2%)	(3.8%)	(4.4%)	(5.0%)	(5.1%)	(3.4%)
Total Cash Spent ($MM)		148	184	220	256	262	384
Pro Forma Net Debt / EBITDA [(3)]	0.2x	0.5x	0.5x	0.6x	0.7x	0.7x	0.9x
EPS Accretion / (Dilution) [(4)]		(0.2%)	(0.2%)	(0.2%)	(0.3%)	(0.3%)	3.7%

Notes
1. As of 7/24/2015
2. Current Market Value Accretion / Dilution = (((Current Equity Value – (Cash Spent + Fees)) / (Total Shares Outstanding – Shares Redeemed)) / Current Class B Price) - 1
3. Based on LTM EBITDA of $600MM
4. Accretion / (dilution) based on IBES consensus EPS estimates for 2015E; Assumes transaction at beginning of year for illustrative purposes; Assumes no incremental buyback

Morgan Stanley | Wachtell, Lipton, Rosen & Katz

HUBBELL®

Price Sensitivity vs. Buybacks (1)

- Analysis evaluates economic impact of executing a buyback of Class B shares as part of the Bessemer reclassification proposal
- To deliver similar accretion consistent with Hubbell's original proposal, will require a sizeable buyback
- Each 1.0% of accretion represents ~$0.05 / share

EPS Accretion / (Dilution)
%

Potential Buyback ($MM)	Potential Total "Package Value" Price Sensitivty Range: $125	$130	$135	$140	$140.85
0	(0.2%)	(0.2%)	(0.2%)	(0.3%)	(0.3%)
100	1.4%	1.4%	1.3%	1.3%	1.2%
200	3.1%	2.8%	2.5%	2.1%	2.1%
300	4.0%	3.7%	3.4%	3.1%	3.0%
400	5.0%	4.6%	4.3%	4.0%	3.9%
500	5.9%	5.6%	5.3%	5.0%	4.9%

Total Cash Spent (Reclassification and Buyback) / Implied Net Debt/EBITDA
$MM / x

Potential Buyback ($MM)	Potential Total "Package Value" Price Sensitivty Range: $125	$130	$135	$140	$140.85
0	$148 / 0.5x	$184 / 0.5x	$220 / 0.6x	$256 / 0.7x	$262 / 0.7x
100	$248 / 0.7x	$284 / 0.7x	$320 / 0.8x	$356 / 0.8x	$362 / 0.8x
200	$348 / 0.8x	$384 / 0.9x	$420 / 0.9x	$456 / 1.0x	$462 / 1.0x
300	$448 / 1.0x	$484 / 1.0x	$520 / 1.1x	$556 / 1.2x	$562 / 1.2x
400	$548 / 1.2x	$584 / 1.2x	$620 / 1.3x	$656 / 1.3x	$662 / 1.3x
500	$648 / 1.3x	$684 / 1.4x	$720 / 1.4x	$756 / 1.5x	$762 / 1.5x

Morgan Stanley | Wachtell, Lipton, Rosen & Katz

Note
1. Illustrative transaction impact assuming beginning of year transaction and at-market buyback (stock price as of 7/24/2015)

HUBBELL®

Strawman Response – for Discussion

		Bessemer Counterproposal (July 15, 2015)	Strawman Response
Economics	Exchange Ratio	• 1.00x	✓
	Cash Premium	• 35% of Class B price at announcement • Implied $37.53	• 26% of Class B price at announcement • Implied $27.13
	Implied Package Value	• Implied $145 / share (on July 15) • Currently implied $140.85	• Implied $131.46 / share
	Differential Consideration	• Same consideration for all A's	✓
Other Terms	Vote	• Class B vote	✓
	Ability to Terminate to Accept Superior Bid for Trusts Shares	• Yes	✗
	Ability to Terminate for Proposal to Acquire the Company	• Yes	• Yes, subject to certain conditions[(1)(2)]
	Structural Profile	• No new takeover defenses	• Willing to drop consideration of a staggered board • Trusts agree to a [two] year standstill from taking hostile actions
	Expense Reimbursement	• Yes	✗
	Return of Capital	• Supportive of buyback to achieve accretion	• Intend to pursue buyback to achieve accretion • Details depend on factors such as cash position, outlook and market prices at the time

Morgan Stanley | Wachtell, Lipton, Rosen & Katz

Notes

1. If the Company receives a 3rd party binding acquisition proposal for all of the shares (unsolicited by the Trusts), the Trusts determine in good faith that the proposal is "superior" to the reclassification for the Trusts, and the proposal meets various criteria (including offering the same consideration to all shareholders), then the Trusts are released from their obligations to support the reclassification and can support the superior proposal
2. The Company / board would have no obligation in such a case to support or recommend in favor of the proposal or negotiate with the party making the proposal

HUBBELL®

Bessemer Structure: Price Sensitivity

1:1 Exchange + Cash Premium

- Analysis evaluates economics at range of package values by sensitizing cash premium to Class B shares

									Current Value of 6/11/2015 Hubbell Proposal
Total "Package Value" per Share		**$130.41**	**$131.46**	**$132.50**	**$133.54**	**$134.59**	**$135.63**	**$140.85**	**$120.71**
Conversion Ratio (Class B per Class A)		1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	
Class B Current Market Price [1]		$104.33	$104.33	$104.33	$104.33	$104.33	$104.33	$104.33	
Implied Cash Premium		$26.08	$27.13	$28.17	$29.21	$30.26	$31.30	$36.52	
Cash Premium as a % of Class B Market Price		*25.0%*	*26.0%*	*27.0%*	*28.0%*	*29.0%*	*30.0%*	*35.0%*	
Implied Total "Package Value" per Share		$130	$131	$132	$134	$135	$136	$140.85	$120.71
Implied "Package Value" Premium to Class A Market Price		*31.8%*	*32.9%*	*33.9%*	*35.0%*	*36.0%*	*37.1%*	*42.3%*	*22.0%*
Implied "Package Value" Premium to Class B Market Price		*25.0%*	*26.0%*	*27.0%*	*28.0%*	*29.0%*	*30.0%*	*35.0%*	*15.7%*
Pro Forma Equity Ownership	Pre-Reclassification Economics								
Non-Trust Class A Shareholders	6.4%	6.4%	6.4%	6.4%	6.4%	6.4%	6.4%	6.4%	4.3%
Trust Class A Shareholders	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%	4.1%
Total Class A Shareholders	**12.4%**	**12.4%**	**12.4%**	**12.4%**	**12.4%**	**12.4%**	**12.4%**	**12.4%**	**8.3%**
Class B Shareholders	87.6%	87.6%	87.6%	87.6%	87.6%	87.6%	87.6%	87.6%	91.7%
Memo: Decline in Bessemer # of Shares Pre vs. Post Reclass.		0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	(35.7%)
Reference Data	Pre-Reclassification								
Aggregate Premium as % of Total Equity Value		3.1%	3.2%	3.4%	3.5%	3.6%	3.7%	4.4%	2.5%
Current Market Value Accretion / (Dilution) [2]		(3.9%)	(4.0%)	(4.1%)	(4.2%)	(4.4%)	(4.5%)	(5.1%)	(3.4%)
Total Cash Spent ($MM)		187	194	202	209	217	224	262	384
Pro Forma Net Debt / EBITDA [3]	0.2x	0.6x	0.6x	0.6x	0.6x	0.6x	0.6x	0.7x	0.9x
EPS Accretion / (Dilution) [4]		(0.2%)	(0.2%)	(0.2%)	(0.2%)	(0.2%)	(0.2%)	(0.3%)	3.7%

Notes
1. As of 7/24/2015
2. Current Market Value Accretion / Dilution = (((Current Equity Value – (Cash Spent + Fees)) / (Total Shares Outstanding – Shares Redeemed)) / Current Class B Price) - 1
3. Based on LTM EBITDA of $600MM
4. Accretion / (dilution) based on IBES consensus EPS estimates for 2015E; Assumes transaction at beginning of year for illustrative purposes; Assumes no incremental buyback

Morgan Stanley | Wachtell, Lipton, Rosen & Katz

HUBBELL

Strawman Timeline to Announcement

Highly Illustrative

- Timeline highly illustrative
  - Key question mark how quickly key terms can be agreed
- Other considerations for discussion
  - Disclosure
  - Other A holders
  - Will Trust request diligence
- Pending other delays, closing timing driven by clearly defined shareholder vote process
  - 3–5 months



Week 1 27-Jul
Week 2 3-Aug
Week 3 10-Aug
Week 4 17-Aug
Week 5 24-Aug
Week 6 31-Aug
Week 7 7-Sep
Week 8 14-Sep
Timetable
Pre-Scheduled Events
Ad Hoc Meeting
Hubbell Counterproposal to Bessemer
Illustrative Timeframe to Understanding on Economics and Willingess to Negotiate Definitive Terms
Negotiation of Legal Documentation
Engage Class A Opinion Provider
Banks Fairness Opinion Work
Prepare Announcement Communication
Board Approval, Sign, Announce

Morgan Stanley

Wachtell, Lipton, Rosen & Katz

Note

1. Represents "best guess." Could move faster or slower.

HUBBELL®

Dual Class Reclassification Precedents

Summary of Key Transaction Terms

Company	Date Annc.	Equity Value At Ann.	# of Votes (High-Vote / Low-Vote)	Total High-Vote Economic Pre-Reclass	Total High-Vote Economic Post-Reclass	Total High-Vote Voting Pre-Reclass	Total High-Vote Voting Post-Reclass	Pre-Reclass Voting / Econ.	Significant Share-holder % of High Vote Shares	Significant Shareholder Total Voting % Before	Significant Shareholder Total Voting % After	Agg. Cash / Stock Mix Offered (%)	Transaction Value Premium to Low Vote Trading Price	Aggregate Premium as % of Market Cap.[1]	Market Value Dilution (%)[2]
Significant Shareholders with Change-of-Control (Loss of >50% Voting Power or Power to Elect Majority of Directors)															
Aaron's	13-Sep-10	1,315	1 / 0	14%	14%	100%	14%	7.0x	61%	61%	9%	0 / 100	0%	0.0%	2%
Sotheby's Holdings	8-Sep-05	1,119	10 / 1	28%	19%	79%	19%	2.9x	78%	62%	12%	47 / 53	15%	4.2%	5%
Kaman Corporation	7-Jun-05	355	1 / 0	3%	6%	100%	6%	34.4x	83%	83%	8%	37 / 63	259%	7.5%	7%
Robert Mondavi Corporation	20-Aug-04	605	10 / 1	36%	39%	85%	39%	2.4x	96%	82%	39%	0 / 100	17%	5.9%	6%
Reader's Digest	15-Oct-02	1,569	1 / 0	12%	10%	100%	10%	8.1x	50%	50%	13%	41 / 59	30%	3.6%	1%
Continental Airlines	6-Nov-00	3,037	10 / 1	19%	11%	70%	11%	3.7x	85%	60%	7%	61 / 39	30%	5.7%	6%
Dairy Mart Conv. Store	9-Nov-99	19	1 / 0.1	31%	33%	82%	33%	2.7x	45%	37%	24%	0 / 100	10%	3.1%	3%
Remington Oil and Gas	23-Jun-98	124	1 / 0	16%	21%	100%	21%	6.4x	57%	57%	27%	0 / 100	27%	4.2%	NA
Mean				**20%**	**19%**	**89%**	**19%**	**8.4x**	**69%**	**61%**	**17%**	**23 / 77**	**48%**	**4.3%**	**4%**
Median				**17%**	**17%**	**92%**	**17%**	**5.1x**	**70%**	**61%**	**13%**	**19 / 81**	**22%**	**4.2%**	**5%**
Mean (ex. Kaman)				**22%**	**21%**	**88%**	**21%**	**4.7x**	**68%**	**58%**	**19%**	**21 / 79**	**18%**	**3.8%**	**4%**
Median (ex. Kaman)				**19%**	**19%**	**85%**	**19%**	**3.7x**	**61%**	**60%**	**13%**	**0 / 100**	**17%**	**4.2%**	**4%**
Significant Shareholders Without Change-of-Control															
Tecumseh	12-Jul-13	210	1 / 0	27%	27%	100%	27%	3.6x	33%	33%	9%	0 / 100	0%	0.0%	0%
SunPower	12-Sep-11	1,120	8 / 1	42%	42%	85%	42%	2.0x	60%	60%	60%	0 / 100	0%	0.0%	7%
Benihana	5-Nov-10	139	1 / 0.1	36%	36%	85%	36%	2.4x	36%	27%	12%	0 / 100	0%	0.0%	0%
DIRECTV	6-Apr-10	32,440	15 / 1	2%	3%	26%	3%	11.3x	100%	24%	3%	0 / 100	22%	0.5%	1%
Time Warner Cable	21-May-08	31,941	10 / 1	7%	7%	43%	7%	6.1x	100%	91%	85%	0 / 100	0%	0.0%	0%
Triarc Companies	23-Apr-08	607	1 / 0.1	31%	31%	82%	31%	2.6x	37%	34%	26%	0 / 100	0%	0.0%	1%
Iteris Inc.	29-Jun-04	82	1 / 0.1	4%	4%	27%	4%	7.6x	64%	32%	22%	0 / 100	10%	0.4%	1%
Pilgrim's Pride Corporation	21-Aug-03	492	20 / 1	67%	67%	98%	67%	1.5x	62%	62%	62%	0 / 100	0%	0.0%	(21%)
Jo-Ann Stores	19-May-03	414	1 / 0	52%	56%	100%	56%	1.9x	25%	25%	24%	0 / 100	15%	7.3%	1%
Commonwealth Tel. Enterpr.	25-Apr-03	943	15 / 1	9%	9%	58%	9%	6.8x	50%	29%	5%	0 / 100	9%	0.8%	1%
JM Smucker	16-May-00	438	10 / 0	50%	39%	100%	39%	2.0x	29%	29%	33%	0 / 100	0%	0.0%	0%
Mitchell Energy & Develop.	6-Apr-00	1,031	1 / 0	45%	45%	100%	45%	2.2x	64%	64%	57%	0 / 100	0%	0.0%	1%
infoUSA	26-Jul-99	346	10 / 1	50%	50%	91%	50%	1.8x	42%	42%	41%	0 / 100	0%	0.0%	(2%)
Pacificare Health Systems	4-May-99	3,503	1 / 0	32%	22%	100%	22%	3.1x	40%	40%	1%	43 / 57	5%	1.7%	5%
First Oak Brook	3-Mar-99	119	1 / 0.05	44%	44%	94%	44%	2.1x	23%	22%	10%	0 / 100	0%	0.0%	0%
The Cherry Corporation	31-Mar-99	142	1 / 0	41%	41%	100%	41%	2.4x	66%	66%	54%	0 / 100	0%	0.0%	(0%)
Scott Technologies	6-Oct-98	195	1 / 0.05	25%	25%	87%	25%	3.4x	33%	20%	8%	0 / 100	0%	0.0%	(1%)
NPC International	30-Jun-95	152	1 / 0	50%	50%	100%	50%	2.0x	62%	62%	62%	6 / 94	7%	3.4%	4%
Mean				**34%**	**33%**	**82%**	**33%**	**3.6x**	**51%**	**42%**	**32%**	**3 / 97**	**4%**	**0.8%**	**0%**
Median				**39%**	**37%**	**92%**	**37%**	**2.4x**	**46%**	**34%**	**25%**	**0 / 100**	**0%**	**0.0%**	**0%**

Morgan Stanley

Wachtell, Lipton, Rosen & Katz

Notes

1. Defined as aggregate premium vs. low-vote share price as a percentage of total market capitalization. All at pre-announcement prices. For companies with high vote shares that are not publicly traded, market capitalization assumes low-vote share price for entire share count
2. Market Value Dilution = 1 - ((Equity Value At Announcement – Cash Spent) / (Total Pro Forma Shares Outstanding)) / Current Price)

Disclaimer

We have prepared this document solely for informational purposes. You should not definitively rely upon it or use it to form the definitive basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You and your directors, officers, employees, agents and affiliates must hold this document and any oral information provided in connection with this document in strict confidence and may not communicate, reproduce, distribute or disclose it to any other person, or refer to it publicly, in whole or in part at any time except with our prior written consent. If you are not the intended recipient of this document, please delete and destroy all copies immediately.

We have prepared this document and the analyses contained in it based, in part, on certain assumptions and information obtained by us from the recipient, its directors, officers, employees, agents, affiliates and/or from other sources. Our use of such assumptions and information does not imply that we have independently verified or necessarily agree with any of such assumptions or information, and we have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. We and our affiliates and our and their respective officers, employees and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, that any transaction has been or may be effected on the terms or in the manner stated in this document, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any. Any views or terms contained herein are preliminary only, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are therefore subject to change. We undertake no obligation or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance.

This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report and was not prepared by the research department of Morgan Stanley or any of its affiliates.

Notwithstanding anything herein to the contrary, each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.

This document is provided by Morgan Stanley & Co. LLC and/or certain of its affiliates or other applicable entities, which may include Morgan Stanley Realty Incorporated, Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A., Morgan Stanley & Co. International plc, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley Asia Limited, Morgan Stanley Australia Securities Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc Seoul Branch and/or Morgan Stanley Canada Limited Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein.